UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009 (October 5, 2009)

BF Acquisition Group V, Inc.

 (Exact name of registrant as specified in its charter)

Florida	0-26853	65-0913588
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive Suite 16 Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-998-8824

57 Post St. #915, San Francisco, CA	94104
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2009, the registrant entered into a Management Agreement with Universal Capital Management, Inc. (“Universal”). Affiliates of both the registrant and Universal are Michael Queen and David Bovi. The registrant engaged Universal to provide the registrant with management services and other related assistance including, among other things, strategic planning and investment banking services. The term of this Agreement is three months.  A copy of the Management Agreement is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 30, 2009 the registrant’s newly formed wholly owned subsidiary, Incredible 3D, Inc., a Delaware corporation (“I3D”), entered into an Asset Sale Agreement with Multi-view Technologies, Inc., a Delaware corporation, whereby I3D acquired all of the equipment, software, intellectual property, inventory and goodwill of Multi-view Technologies, Inc. valued at $161,092.67 in exchange for I3D assuming Multi-view Technologies, Inc.’s creditor obligations in the amount of $161,092.67. A copy of the Asset Sale Agreement is attached hereto as Exhibit 10.2.

Pursuant to subparagraph (f) of this Item 2.01, the requisite disclosure requirements may be found in the registrant’s:

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Form 10SB12G/A filed with the Commission on February 25, 2000

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Annual Report on Form 10-K filed with the Commission on July 29, 2008,

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Quarterly Report on Form 10-Q filed with the Commission on September 15, 2008,

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Current Report on Form 8-K filed with the Commission on October 19, 2009, and

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All other reports filed with the Commission subsequent thereto, including this Current Report on Form 8-K.

The registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2), immediately before the transaction. However, although the registrant has acquired assets, as of the date of this report, it has not yet completed is business plan; consequently, the information that would be required to be included herein with respect to the registrant’s plan of business and operations will be filed pursuant to an amendment to this Form 8-K upon its completion.

Item 3.02 Unregistered Sales of Equity Securities

The registrant issued the following shares of its unregistered securities: 1,500,000 shares of common stock were issued to two accredited investors on October 30, 2009 in exchange for services valued at $1,500 or approximately $0.001 per share. The registrant relied on Section 4(2) of the Securities Act of 1933 since the transaction did not involve any public offering.  No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2009, William R. Colucci resigned from all officer positions he held with the registrant.  He continues to serve as a member of the registrant’s Board of Directors. A copy of Mr. Colucci’s Resignation Letter is attached hereto as Exhibit 99.1.

On October 30, 2009, the registrant’s Board of Directors increased the number of board members from one to two and nominated Jean M. McCormick to fill the vacant seat created on the Board of Directors.  Ms. McCormick accepted her nomination to the Company’s board of directors on that same date. Ms. McCormick’s term will continue until the next annual shareholder’s meeting or until her successor is duly appointed.

On October 30, 2009, the registrant’s Board of Directors appointed Ms. Jean McCormick as the registrant’s president, treasurer and secretary. Ms. McCormick also serves as the president, treasurer and secretary of I3D, the registrants wholly owned subsidiary.

There are no arrangements or understandings between Ms. McCormick and any other persons pursuant to which she was appointed as the registrant’s president, treasurer and secretary and as a member of the registrant’s Board of Directors. There is no family relationship between Ms. McCormick and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The Board of Directors has no specific committees of the Board of Directors at this time.

In exchange for serving as the registrant’s president, pursuant to a written agreement, Ms. McCormick shall receive as compensation, among other things, a base salary of $2,000 per week; and a stock award of 1,000,000 shares of restricted Company common stock. The shares of common stock vest as follows: 400,000 shares vest immediately, and 200,000 shares vest at the end of every twelve month period commencing October 30, 2009 for so long as Ms. McCormick is employed by the registrant. A copy of Ms. McCormick’s Employee Agreement is attached hereto as Exhibit 10.3.

Ms. McCormick is a multiple Emmy-Award digital media executive. Prior to her engagement with the registrant, Ms. McCormick was a member of the Executive Team with a portfolio for Content & Operations for MaxxAthlete, a digital media sports startup in LA. For MaxxAthlete, she supervised various parts of the content, social networking (JoxxStop), business development, sales, event operations and marketing functions. She was elected to their board of directors in recognition of her strategic contribution to the company.

Ms. McCormick moved into digital media in 1998. She built a content group at SightPath, an Intel and Greylock-funded startup in Boston, which was one of the first companies to deliver TV-quality video to the desktop. In 2000, SightPath was sold for $800 million to Cisco. After SightPath, she served as VP of Content for myteam.com, a youth sports startup which merged with Active.com in 2001. MyTeam was involved in social networking and user generated content in the earliest stages. She then worked as Head of Content for LRN, an e-

learning company with dozens of Fortune 500 companies as clients. At LRN, she oversaw the production of numerous online videos for the corporate market.

Ms. McCormick began her career at ABC News, where she rose to become the “Chief Researcher” for “Nightline.” She later joined the ESPN division of ABC where she was the first female Studio Producer and Coordinating Producer. She launched and supervised “Sunday SportsDay” and “Outside the Lines” during her six and a half years at the network. During this time, she won 7 Sports Emmy Awards. She then helped launch CNN/SI as Executive Producer for Turner.

Ms. McCormick has consulted for a number of companies on their content and operational issues (e.g., social networking, overall strategy, building teams, off-shoring, virtual marketing, user generated, licensing) across every platform (e.g., online, mobile, podcasting, broadcast, cable, radio). She also is the author of “Talk Sports Like a Pro-99 Secrets to Becoming a Sports Goddess” (Penguin/Putnam, 1999). She teaches a course in “Developing Online Videos” for MediaBistro. She holds a B.A. degree with departmental and general honors from Wellesley College and an M.B.A. degree from Harvard.

The registrant has not entered into any transactions with Ms. McCormick that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

Not applicable

(b)

Pro forma financial information.

Not Applicable

(c)

Shell company transactions

Not Applicable

(d)

Exhibits

The following exhibits are filed with this report:

Exhibit

Description

10.1

Management Agreement

10.2

Asset Sale Agreement

10.3

Employee Agreement – Jean McCormick

99.1

Resignation Letter – William R. Colucci

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BF Acquisition Group V, Inc.

By:/s/ Jean M. McCormick

      Jean M. McCormick, President

Dated: November 5, 2009